Exhibit 10.3

July 30, 2007

Mr. John O. McCoy, Jr.

Executive Vice President

  and Chief Administrative Officer

Pogo Producing Company

Five Greenway Plaza, Suite 2700

Houston, Texas  77046-0504

Dear Mr. McCoy:

Reference is hereby made to those certain Restricted Stock Award Agreements (the “Agreements”) entered into by and between Pogo Producing Company, a Delaware corporation (the “Company”), and me, pursuant to which I have been granted certain awards of restricted stock (the “Restricted Stock”).  Pursuant to the Agreements, I am to become vested in certain of the shares of the Restricted Stock on August 1, 2007 (the “Vesting Restricted Stock”).

 It is acknowledged that the Vesting Restricted Stock is subject to the satisfaction of all applicable federal, state and local income and employment tax withholding requirements.  I hereby authorize and direct the Company to withhold from the Vesting Restricted Stock otherwise to be delivered to me as of August 1, 2007, 26.45% of the number of shares of Vesting Restricted Stock.

Name:

Accepted By:

Pogo Producing Company

By:
Name:	John O. McCoy, Jr.
Title:	Executive Vice President and
Chief Administrative Officer